UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 15, 2007

Averion International Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-50095	20-4354185
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 Turnpike Road, Southborough, Massachusetts	01772
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     508-597-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement

In connection with the private placement of shares of our common stock (the “Private Placement”), we previously entered into a Placement Agency Agreement with our placement agent (the “Placement Agent”) dated October 17, 2006, as amended on November 8, 2006 and further amended on January 31, 2007 (the “Placement Agency Agreement”).

The offering period for the Private Placement was to terminate on February 15, 2007 (the “Offering Period”), however, on February 15, 2007, we entered into an Amendment to the Placement Agency Agreement with the Placement Agent to extend the Offering Period to March 15, 2007.  The remainder of the Placement Agency Agreement remains unchanged.

Item 2.02.                                        Results of Operations and Financial Condition.

On February 20, 2007, we disclosed in a press release our cash position as of February 16, 2007 and $9.0 million in new contracts based on contracts executed between January 1, 2007 and February 16, 2007.  The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.05.                                          Costs Associated with Exit or Disposal Activities.

On February 15, 2007, we initiated plans to reduce our workforce in order to improve operating efficiencies across our business. These changes will allow us to better compete in the marketplace.  Under such plans, our active U.S. CRO employee base is expected to decline by approximately 13%.  The reduction of our workforce was completed on February 15, 2007.

As a result of these plans, we expect to incur restructuring charges in the quarter ended March 31, 2007 related to one-time employee related costs of approximately $700,000.  The $700,000 cost will result in future cash expenditures as follows: we estimate that $200,000 will be paid within the next month and that the remaining $500,000 will result in payments to be made over the next 13 months.  Through these reductions, we expect to generate savings in annualized operating expenses of approximately $2,500,000.

FORWARD LOOKING STATEMENTS - Included in this Current Report on 8-K and the press release are “forward-looking statements.” Statements in this Current Report on 8-K and the press release that are forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions.  Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations reflected in such forward-looking statements will prove to have been correct. Our actual results could differ materially from those anticipated in the forward-looking statements. We refer you to the cautionary statements and risk factors set forth in the documents we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-KSB.  We are not under any obligation (and expressly disclaims any obligation) to update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01                                             Financial Statements and Exhibits.

(d)	Exhibits

Number	Description
99.1	Press Release of Averion International Corp. dated February 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Averion International Corp.

	By:	/s/ Dr. Philip T. Lavin
Dr. Philip T. Lavin
Chief Executive Officer

Dated: February 22, 2007